Exhibit 10.7

                        AGREEMENT TO ENGAGE COLM J. KING
                                  AS CONSULTANT

Colm J. King ("King" or the "Consultant"), a FL individual, hereby submits to Datamill Media Corp. ("Datamill" or the "Company'), a FL corporation, this
Consulting Agreement (the "Agreement") outlining the terms pursuant to which King would be willing to act as Consultant with an effective date of October 5, 2011.

I. ENGAGEMENT:

Datamill hereby engages and retains King as Consultant to perform the Services (as that term is hereinafter defined) and King hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use his best efforts in providing such services.

II. INDEPENDENT CONTRACTOR:

King shall be, and in all respects be deemed an independent contractor in the performance of his duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A. In relation to any income tax to be paid on the compensation stated in this Agreement, King shall be solely responsible for making all payments on behalf of himself, including those required by law, and Datamill shall in no event be liable for any debts or other liabilities of King.

B. King shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venturer or controlling person of Datamill, and King shall have no power to enter into any agreement on behalf of, or otherwise bind Datamill. Without limiting the foregoing, King shall not enter into any contract or commitment on behalf of Datamill.

C. Subject to Section II D hereof, King shall not have or be deemed to have, fiduciary obligations or duties to Datamill and shall be free to pursue, conduct and carry on for his own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as King in his sole, absolute and unfettered discretion, may elect.

D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of King during the term of this agreement shall conflict with King's obligations under this Agreement or be adverse to Datamill's interests during the term of this Agreement.

III. SERVICES:

King agrees to serve as Consultant to Datamill and agrees to work in a consulting and advisory capacity to Joel Young. In addition, King shall assist in dealing with the Company's external audit firm, attorneys, regulatory agencies and third parties.

King agrees to assist with the implementation of Mr. Young's approved proposals including, but not limited to, the following:

     1. Strategies for implementation of recapitalization, restructuring and financing.
     2.   Recapitalization proposals of equity structure.
     3.   Public company infrastructure.
     4. Proposals for collaborations, joint ventures, subsequent acquisitions and required disclosure.
     5. IP restructure, license agreements, assignments and IP portfolio maintenance.
     6.   Investor documentation for proposed financing.
     7.   Contracts and agreements with employees and consultants.
     8.   Contracts, licenses and agreements with third party entities.
     9.   Accounting records.
     10.  Audits: schedules, work-papers, documentation and financials required.
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     11.  Compliance with reporting company regulatory agencies.
     12.  Preparation of required SEC filings.

IV. EXPENSES:

Expenses incurred by King in the rendering of his services hereunder shall be paid by King, unless agreed and authorized by Datamill, in writing that the expenses will be paid by Datamill during the term of this Agreement.

V. COMPENSATION:

Datamill agrees that King shall be entitled to annual compensation valued at $65,000 to be paid as follows: $5,000 per month during the one-year Agreement, paid on the 1st day of each month, and 5,000,000 restricted common stock Company shares (valued at $0.001 per share) to be issued by Datamill upon execution of this Agreement.

VI. REPRESENTATIONS, WARRANTIES AND COVENANTS:

A. King acknowledges that by the very nature of his relationship with Datamill he will, from time to time, have knowledge of or access to material non-public information (as such term is defined by the Exchange Act). King hereby agrees and covenants that:

     1. King will utilize his commercially reasonable efforts to safeguard and prevent the dissemination of such information to third parties unless authorized in writing by Datamill to do so as may be necessary in the performance of his Services under this Agreement.
     2. King will not, in any way, utilize or otherwise include such information, in actual form or in substantive content, in his analysis for, preparation of or release of any Datamill literature or other communication(s) relating to Datamill, including, but not limited to:
          Press Releases, letters to investors and telephone or other personal communication(s) with potential or current investors.

B. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either Datamill or King is a party or by which either entity may be bound or affected.

C. Both Datamill and King have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

VII. TERM AND TERMINATION:

The term of this Agreement shall be for one year from the effective date of this Agreement.

VIII. CONFIDENTIAL DATA:

A. King shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of Datamill, obtained by King as a result of his engagement hereunder, unless authorized, in writing by Datamill. Datamill shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of King, obtained as a result of its engagement hereunder, unless authorized, in writing, by King.

B. King shall not be required in the performance of his duties to divulge to Datamill, or any officer, director, agent or employee of Datamill, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such person, firm or entity which may be a competitor or potential competitor of Datamill which King may have or be able to obtain other than as a result of the relationship established by this Agreement.

IX. OTHER MATERIAL TERMS AND CONDITIONS:

A. INDEMNITY. The parties hereto agree to provide indemnification to each other.

B. PROVISIONS. Neither termination nor completion of the assignment shall affect the provisions of this Agreement, and the Indemnification Provisions, which are incorporated herein, which shall remain operative and in full force and effect.

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C.   ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

D. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement, together with any exhibits is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding or expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

E. LAWS OF THE STATE OF FLORIDA. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the country or place of domicile or residence of either party.

F. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided that the rights and obligations of YOUNG under this Agreement may not be assigned or delegated without the prior written consent of King, and any such purported assignment shall be null and void. Notwithstanding the foregoing, King may assign any portion of his compensation as outlined herein to his employees, affiliates, sub-contractors, subsidiaries or consultants in his sole discretion.

G. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

H. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

APPROVED AND AGREED:

Company:                                     Consultant:

Datamill Media Corp.                         Colm J. King
4700 Hiatus Road, Suite 252                  640 Eagle Drive
Sunrise, FL 33351                            Delray Beach, FL 33444
Tel: (954) 749-0484                          Tel: (561) 248-4130



/s/ Joel A. Young                            /s/ Colm J. King
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By: Joel A. Young, President                 By: Colm J King

10/5/11                                      10/5/11
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Date                                         Date

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